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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                  ----------

                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  JANUARY 20, 1999 (JANUARY 14,
1999)




                          DYNATEC INTERNATIONAL, INC.
                          ---------------------------
             (Exact name of Registrant as specified in its charter)



          UTAH                             0-12806                87-0367267
-----------------------------     ------------------------   -------------------
 (State or other jurisdiction     (Commission File Number)   (IRS Employer
  incorporation)                                             Identification No.)


                 3820 GREAT LAKES DRIVE
                  SALT LAKE CITY, UTAH                            84120
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        (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  (801) 973-9500


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 5. Other Events
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     By written resignation dated January 14, 1999, Don Wood resigned as the
Chief Executive Officer, and as Chairman and a member of the Board of Directors of Dynatec International, Inc. In this regard, Mr. Wood has submitted his resignation as Chief Executive Officer, and as Chairman and a member of the Board of Directors of the Company. Mr. Wood cited health reasons as a major impetus for his resignation and retirement from the Company. During the past year, Mr. Wood has experienced a number of serious medical emergencies, including two difficult surgeries in the latter part of 1998.

     A copy of the press release announcing this resignation and other matters is attached as an exhibit to this report. The attached press release is incorporated in this report by this reference.

     Operational management of the Company will continue under the direction of its current President, F. Randy Jack. Mr. Jack has served as the Chief Operating Officer of the Company for the past three years.

     The vacancy on the Board of Directors created by Mr. Wood's resignation has been filled by Paul A. Boyer, who has been serving as Senior Vice President and Chief Financial Officer of the Company. Prior to joining Dynatec in October, 1998, Mr. Boyer had served as the Director of Finance of Mrs. Field's Original Cookies, Inc. He has also served as the Chief Financial Officer of Wasatch Education Systems Corporation, a publicly traded company. Mr. Boyer received a Masters of Accountancy degree from San Diego State University.

     The Company has concluded an investigation of various matters which were the subject of an August 7, 1998 press release. As a result of this review, and in actions adopted in advance of the completion of the review, the Company has implemented various procedures to improve the auditing and financial controls of the Company. In this regard, the Company implemented in December, 1998 new policies in the areas of travel and expense reimbursement, vacation and sick time leave, use of Company cellular phones, use of Company leased and owned cars, and use of the internet.

     The investigation involved the review of certain matters and transactions engaged in by Mr. Wood, and concluded that some of those matters and transactions involved related parties and were not undertaken in the Company's best interest. The investigation also concluded that Mr. Wood had made personal and financial sacrifices for the Company, and had advanced funds for the benefit of the Company. The Board of Directors is considering taking other actions, offsetting accounts payable to and receivable from Mr. Wood, and adopting additional internal procedures and controls as it deems appropriate as a result of its review of these matters.

     The Company has also made arrangements to engage American Stock Transfer & Trust Company of New York, New York as the new transfer agent of the Company, and has terminated its relationship with the former transfer agent.

     In the August 7, 1998 press release, the Company referenced a series of letters received from NASDAQ requesting information from the Company. The Company is traded on the NASDAQ SmallCap market and has a contractual obligation to provide such requested information. The Company has continued to cooperate in providing information to NASDAQ. In a letter dated January 13, 1999, the Company has been advised that NASDAQ has determined to close its inquiry, without taking any action.

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Item 7. Financial Statements and Exhibits
-----------------------------------------

ITEM 7 (A)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
              -----------------------------------------

              None

ITEM 7 (B)    PRO FORMA FINANCIAL INFORMATION
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              None


ITEM 7 (C)    EXHIBITS
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Exhibit 99.1  Press Release of Dynatec International, Inc., dated January 19,
              1999

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                DYNATEC INTERNATIONAL, INC.


DATE: JANUARY 20, 1999                          /s/PAUL A. BOYER
                                                ---------------------------
                                                   PAUL A. BOYER
                                                   CHIEF FINANCIAL OFFICER &
                                                   SECRETARY

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